Exhibit 10.1

GlobalSantaFe Corporation 15375 Memorial Drive Houston, Texas 77079-4101

Memorandum

Date:	[Grant Date]

To:	[Name of Director]

From:	[Name of Officer]

Subject:	Non-Employee Director Restricted Stock Units

Effective [Grant Date], you have been granted 3,000 non-employee director restricted stock units representing ordinary shares of GlobalSantaFe Corporation, subject to the restrictions and other terms and conditions set forth in the attachment to this memorandum. Your restricted stock units are evidenced by a credit to a book entry account in the company’s records, and this memorandum and its attachment are the only evidence of your grant that you will receive.

Attachment

GLOBALSANTAFE CORPORATION

TERMS AND CONDITIONS

OF

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNITS

The board of directors of GlobalSantaFe Corporation (the “Company”), acting through its Compensation Committee (the “Committee”), has granted to you, pursuant to the GlobalSantaFe 2003 Long-Term Incentive Plan (the “Plan”), restricted stock units (“Restricted Units”) representing ordinary shares, $.01 par value per share, of the Company (“Ordinary Shares”). This grant of Restricted Units is awarded to encourage your continued dedication and service as a Non-Employee Director of the Company and is intended to motivate you to continue your efforts to enhance shareholder value by increasing your potential stake as a shareholder and thereby aligning your interests more directly with the interests of the Company’s other shareholders. Terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

1.	Restricted Unit Grant. Subject to the restrictions and other terms and conditions outlined herein (the “Terms and Conditions”) and the terms and conditions of the Plan as amended from time to time in accordance with its terms, you are granted the number of Restricted Units stated in the memorandum to which these Terms and Conditions are attached (the “Memorandum”), effective the date stated in the Memorandum (the “Grant Date”). Each Restricted Unit represents one Ordinary Share. During the period of time between the Grant Date and the earlier of the date your Restricted Units vest or are forfeited (the “Restricted Period”), your Restricted Units will be evidenced by a credit to a book entry account in the Company’s records.

2.	Agreement. By accepting the Restricted Units granted hereunder, you represent and agree that (i) you will abide by the terms of the Plan and such other terms and conditions as may be imposed by the Company’s board of directors or the Committee, (ii) you will not induce or solicit, directly or indirectly, any employee of the Company or an affiliate of the Company to terminate such employee’s employment with the Company or such affiliate and (iii) during the course of your service as a Non-Employee Director of the Company and at all times thereafter, you will not disclose to others or use other than for the benefit of the Company and its affiliates, whether directly or indirectly, any Confidential Information. “Confidential Information” shall mean the information about the Company or any of its affiliates that you learned in the course of performing your duties with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, information and customer lists unless such disclosure is required by law or authorized by the Company.

3.	Vesting. Except as otherwise provided in Sections 9 and 10, your Restricted Units will vest on the third anniversary of the Grant Date, at which time the restrictions imposed by these Terms and Conditions will be removed and your Restricted Units and dividend equivalent payments will be payable to you pursuant to the payment provisions of Sections 7 and 8; provided that you serve continuously as a director of the Company or any successor company throughout the three-year period following the Grant Date (the “Vesting Period”). Restricted Units that do not vest and dividend equivalent payments that do not become payable pursuant to Section 7 or 8 shall be forfeited to the Company, and you shall not thereafter have any rights with respect to such forfeited Restricted Units or dividend equivalent payments.

4.	Restrictions. Except as authorized by Section 5, any Restricted Units granted hereunder may not be sold, assigned, pledged or otherwise transferred prior to satisfaction of the payment provisions of Section 7 or 8.

5.	Transfer. You may transfer Restricted Units to (i) your spouse, children or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for your exclusive benefit or the exclusive benefit of your Immediate Family Members, (iii) a partnership in which you and/or your Immediate Family Members are the only partners, (iv) a transferee pursuant to a judgment, degree or order relating to child support, alimony or marital property rights that is made pursuant to a domestic relations law of a state or country with competent jurisdiction (a “Domestic Relations Order”), or (v) such other transferee as may be approved by the Committee in its sole and absolute discretion; provided, however, that (x) the Committee may prohibit any transfer with or without cause in its sole and absolute discretion, and (y) subsequent transfers of transferred Restricted Units or any portion thereof are prohibited except those to or by you in accordance with this Section 5 or pursuant to a Domestic Relations Order. Following any transfer, the Restricted Units will continue to be subject to the same restrictions described in these Terms and Conditions as were applicable immediately prior to the transfer, and any and all terms of these Terms and Conditions, other than those in items (ii) and (iii) in Section 2, will apply to the transferee.

Each transfer permitted in this Section will be effected by written notice thereof duly signed and delivered by the transferor to the Secretary of the Company at the Company’s principal business office. Such notice will state the name and address of the transferee, the number of Restricted Units being transferred, and such other information as may be requested by the Secretary. The person or persons entitled to receive dividend equivalent payments with respect to the Restricted Units and to receive Ordinary Shares upon vesting of the Restricted Units will be that person or those persons appearing on the Company’s registry books as the owner or owners of the Restricted Units. The Company will have no obligation to, or liability for any failure to, notify you or any transferee of any forfeiture of Restricted Units or of any event that will or might result in such forfeiture.

6.	Dividend Equivalent Payments. Upon payment during the Restricted Period or any Deferral Period (as defined below in Section 8) of any dividend with respect to Ordinary Shares, you will be credited on the books of the Company with a cash amount equal to the amount of such dividend multiplied by the number of Restricted Units you are granted hereunder. Accrued dividend equivalent payments credited to you will be payable to you pursuant to the payment provisions of Section 7 or 8.

7.	Payment. Except as otherwise contemplated in Section 8, upon satisfaction of the vesting conditions set forth in Sections 3, 9 or 10, (i) your Restricted Units will be payable to you in the form of a transfer to you of a number of Ordinary Shares equal to the number of your vested Restricted Units, and (ii) all dividend equivalent payments credited to you pursuant to Section 6 will be payable to you, without interest, in the form of a number of Ordinary Shares equal to the total of the dividend equivalent payments credited to you divided by the per share Fair Market Value (as defined in the Plan) of the Ordinary Shares on the vesting date, with any fractional share resulting from the calculation being forfeited without any payment in respect thereof.

8.	Deferral Election. You may elect to defer the transfer of Ordinary Shares in payment of vested Restricted Units until the earlier of (i) a date specified by you at the time of your deferral election, or (ii) your termination of service as a director of the Company for any reason. Any such election shall be irrevocable, must be made in writing and delivered to the Company pursuant to Section 16 not later than the second anniversary of the Grant Date, and shall be subject to such terms and restrictions as the Committee may prescribe. If you make a deferral election, any dividend equivalent payments credited to you during the period from the date of vesting of the Restricted Units to the date of transfer of Ordinary Shares (the “Deferral Period”) shall be immediately converted into a number of stock units representing a number of Ordinary Shares equal to the total of the dividend equivalent payments credited to you divided by the per share Fair Market Value (as defined in the Plan) of the Ordinary Shares on the dividend payment date (“Deferred Dividend Equivalent Units”). Dividend equivalent payments will be credited to you with respect to Deferred Dividend Equivalent Units in the same manner as Restricted Units. Upon payment of your Restricted Units, you will also receive a transfer of a number of Ordinary Shares equal to the number of your Deferred Dividend Equivalent Units with any fractional share being forfeited without any payment in respect thereof. You are advised to consult a tax advisor before making a deferral election.

9.	Termination of Service as a Director.

(a)	Termination by Reason or Death or Disability or Involuntary Termination Other Than For Cause. If, during the Vesting Period, your service as a director of the Company is terminated by reason of your death or disability or is terminated by the Company’s shareholders other than for Cause (as defined below), or your service as a director of the Company is terminated due to a failure to nominate you for reelection as a director other than for Cause (in each case other than as a result of your ineligibility for reelection under provisions of the Company’s Articles of Association regarding age (“Retirement”)), your Restricted Units will vest immediately upon such termination, at which time the restrictions imposed by these Terms and Conditions will be removed and your Restricted Units and dividend equivalent payments will be payable to you pursuant to the payment provisions of Section 7.

(b)	Voluntary Termination or Termination For Cause. If, during the Vesting Period, you voluntarily terminate your service as a director of the Company, including without limitation due to your resignation or decision not to stand for reelection, or your service as a director of the Company is terminated for Cause, your unvested Restricted Units and any associated dividend equivalent payments will be forfeited immediately upon such termination.

(c)	Retirement. If, during the Vesting Period, your service as a director of the Company is terminated by reason of your Retirement, (meaning your ineligibility for reelection under provisions of the Company’s Articles of Association regarding age), (i) a portion of your unvested Restricted Units, prorated to the nearest whole Restricted Unit for the number of days you served as a director during the original three-year Vesting Period, will immediately vest upon such termination; (ii) your Restricted Units that do not vest upon such termination will be forfeited immediately upon such termination; and (iii) at the end of the original three-year Vesting Period, the restrictions imposed by these Terms and Conditions will be removed from your vested Restricted Units and your vested Restricted Units and any dividend equivalent payments associated with the vested Restricted Units and credited to you through the date of such termination will be payable to you pursuant to the payment provisions of Section 7.

Your termination will be for “Cause” if your service as a director is terminated because you willfully engage in conduct that is materially injurious to the Company and/or an affiliate of the Company, monetarily or otherwise; provided, however that (i) no termination of your service as a director shall be for Cause until you have been delivered a copy of a written notice setting forth that you were guilty of the conduct and specifying the particulars thereof in detail and (ii) termination solely on account of inadequate performance or incompetence shall not constitute termination for Cause. No act, nor failure to act, shall be considered “willful” unless you have acted, or failed to act, without a reasonable belief that your action or failure to act was in the best interest of the Company and its affiliates. Notwithstanding anything contained in these Terms and Conditions to the contrary, your failure to perform after notice of termination is given shall not constitute Cause.

10.	Change in Control. If a Change in Control occurs while you are a director of the Company, your Restricted Units will vest immediately on the date of such Change in Control, at which time the restrictions imposed by these Terms and Conditions will be removed and your Restricted Units and dividend equivalent payments will be payable to you pursuant to the payment provisions of Sections 7 and 8.

A “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than an Excluded Person (as defined below), of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that neither an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company nor an acquisition by an affiliate of the Company that remains under the Company’s control will constitute a Change in Control; or

(ii) Individuals who, as of the date hereof, constitute the Company’s board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s board of directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s equityholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (meaning a solicitation of the type that would be subject to Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s board of directors; or

(iii) Approval by the equityholders of the Company of a reorganization, merger, consolidation or similar transaction to which the Company or any affiliate is a party, in each case unless, following such reorganization, merger, consolidation or similar transaction, (A) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or similar transaction, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (B) 50% of, respectively, the then outstanding ordinary shares or shares of common stock of the parent of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction and the combined voting power of the then outstanding voting securities of the parent of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or similar transaction, (C) no Person (excluding the Company, any affiliate of the Company that remains under the Company’s control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation resulting from such reorganization, merger, consolidation or similar transaction, and any Person beneficially owning, immediately prior to such reorganization, merger, consolidation or similar transaction, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such reorganization, merger, consolidation or similar transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (D) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, consolidation or similar transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or similar transaction; or

(iv) Approval by the equityholders of the Company of any plan or proposal which would result directly or indirectly in (A) a complete liquidation or dissolution of the Company, or (B) any sale or other disposition (or similar transaction) (in a single transaction or series of related transactions) of (x) 50% or more of the assets or earnings power of the Company, or (y) business operations which generated a majority of the consolidated revenues (determined on the basis of the Company’s four most recently completed fiscal quarters for which reports have been completed) of the Company and its affiliates immediately prior thereto, other than to an affiliate of the Company or to a corporation or other entity with respect to which following such sale or other disposition (I) more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company, any affiliate of the Company that remains under the Company’s control, any employee benefit plan (or related trust) sponsored or maintained by the Company or by any affiliate controlled by the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Outstanding Company Ordinary Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding ordinary shares or shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, and (III) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Company’s board of directors providing for such sale or other disposition of assets; or

(v) Approval by the equityholders of the Company of a “merger of equals” (which for purposes of this Subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members of the board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Company’s board of directors shall have authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction.

For purposes of the preceding sentence, the term “Excluded Person” shall mean and include (i) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (iii) the Company and any affiliate of the Company.

11.	Rights as a Stockholder. Neither you, nor any person claiming through you, shall have any rights as a stockholder with respect to the Ordinary Shares represented by your Restricted Units unless and until all these Terms and Conditions and the terms of the Plan that affect you or such other person shall have been complied with as specified herein and Ordinary Shares have been transferred to you in accordance with Section 7 or 8.

12.	Adjustments. The Restricted Units are subject to adjustment (including, without limitation, as to the number and type of shares represented by the Restricted Units) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in the adjustment provisions of the Plan following the Grant Date.

13.	Requirements of Law and Stock Exchanges. Your right to the Restricted Units and the issuance and delivery of the Ordinary Shares are subject to compliance with all applicable requirements of law. In addition, the Company will not be required to deliver any Ordinary Shares if such delivery would violate any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Ordinary Shares are listed or quoted.

14.	Continued Service and Future Grants. Neither the grant of Restricted Units nor the other arrangements outlined herein give you the right to remain a director of the Company or to be selected to receive similar or identical grants in the future.

15.	Company’s Rights. The existence of the Restricted Units shall not affect in any way the right or power of the Company or its shareholders to undertake or accomplish any corporate act.

16.	Notices. Notice or other communication to the Company with respect to these Terms and Conditions must be made in writing and delivered to: Secretary, GlobalSantaFe Corporation, at its principal business office, Houston, Texas.

17.	Governing Law. These Terms and Conditions shall be governed by, and construed in accordance with, the laws of the state of Texas.

18.	The Plan, the Board of Directors and the Committee. The Restricted Units are granted to you under and pursuant to the Plan as the same shall have been amended from time to time in accordance with its terms. The decision of the Company’s board of directors or the Committee on any questions concerning the interpretation or administration of the Plan or any matters covered in these Terms and Conditions will be final and conclusive. No amendment to the Plan or decision of the board of directors or the Committee will deprive you, without your consent, of any rights hereunder.

A copy of the Plan in its present form is available at the Company’s principal office for inspection during business hours by you or other persons who may be entitled to any of the Restricted Units as contemplated herein.

8